UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2012

PHH CORPORATION

(Exact name of registrant as specified in its charter)

MARYLAND	1-7797	52-0551284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Leadenhall Road

Mt. Laurel, New Jersey 08054

(Address of principal executive offices, including zip code)

(856) 917-1744

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Chesapeake Funding Series 2012-1 Floating Rate Asset Backed Investor Notes

On May 17, 2012, Chesapeake Funding LLC (“Chesapeake”), an indirect, wholly owned subsidiary of PHH Corporation (“PHH,” the “Company,” “we” or “our”), entered into a Series 2012-1 Indenture Supplement (the “Series 2012-1 Supplement”), between Chesapeake, as issuer, and The Bank of New York Mellon (“BNYM”), as indenture trustee, to the Amended and Restated Base Indenture, dated as of December 17, 2008 (as amended, the “A&R Base Indenture”), between Chesapeake, as issuer, and BNYM, as indenture trustee.

Pursuant to the Series 2012-1 Supplement, Chesapeake issued $642,700,000  in aggregate principal amount of floating rate asset backed investor notes consisting of (i) $600,000,000 in aggregate principal amount of Series 2012-1 Floating Rate Asset Backed Investor Notes, Class A (“Series 2012-1 Class A Notes”), (ii) $22,200,000 in aggregate principal amount of Series 2012-1 Floating Rate Asset Backed Investor Notes, Class B (“Series 2012-1 Class B Notes”) and (iii) $20,500,000 in aggregate principal amount of Series 2012-1 Floating Rate Asset Backed Investor Notes, Class C (“Series 2012-1 Class C Notes” and, together with the Series 2012-1 Class A Notes and Series 2012-1 Class B Notes, the “Series 2012-1 Notes”).  Credit enhancement for the Series 2012-1 Notes includes lease overcollateralization, interest rate caps purchased by Chesapeake and amounts on deposit in certain accounts.  The legal final maturity date of the Series 2012-1 Notes is the payment date in November 2023.

Substantially all of the net proceeds of the sale of the Series 2012-1 Notes were used by Chesapeake to paydown its Series 2010-1 Floating Rate Asset Backed Variable Funding Notes, Class A (the “Series 2010-1 Class A Notes”) and Series 2011-1 Floating Rate Asset Backed Variable Funding Notes, Class A (the “Series 2011-1 Class A Notes”).  As of May 17, 2012, after giving effect to these transactions, undrawn committed capacity under the Series 2010-1 Class A Notes and Series 2011-1 Class A Notes of $501,789,543 and $358,421,102, respectively, remains available to finance the existing portfolio of leases and the acquisition of vehicles for PHH’s domestic fleet customers.

The Series 2012-1 Notes bear interest at variable rates payable monthly. The Series 2012-1 Supplement incorporates by reference from the A&R Base Indenture certain customary covenants that limit Chesapeake’s ability, among other things, to incur additional indebtedness, pay dividends on or redeem or repurchase its own equity interests, make certain investments, expand into unrelated businesses and create liens.  Upon commencement of the Series 2012-1 Amortization Period (as defined in the Series 2012-1 Supplement), the Series 2012-1 Notes will amortize in accordance with their respective terms and noteholders will be repaid as lease payments are received over the lease term of the vehicle leases and related assets that collateralize such notes.  Unless an amortization event with respect to the Series 2012-1 Notes occurs, the Series 2012-1 Amortization Period will begin on the close of business on the Period End Date (as defined in the A&R Base Indenture) in April 2013.  Such amortization events include a deficiency in the required amount of credit enhancement, if certain losses or delinquencies with respect to the leases and vehicles securing the Series 2012-1 Notes exceeds specified limitations, or an event of default with respect to the Series 2012-1 Notes occurs under the A&R Base Indenture.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION

By:	/s/ William F. Brown
Name: William F. Brown
Title: Senior Vice President, General Counsel & Secretary

Dated: May 18, 2012